UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Solera National Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOLERA NATIONAL BANCORP, INC.
319 S. Sheridan Blvd.
Lakewood, Colorado 80226
(303) 209-8600

April ___, 2014
Dear Shareholder:

You are cordially invited to attend the 2014 annual meeting of shareholders of Solera National Bancorp, Inc. (the "Company" or "we"). The meeting will be held on May 22, 2014, at 10:00 a.m., local time, at the Pinehurst Country Club, 6255 West Quincy Avenue, Denver, CO 80235.

We are pleased to enclose the proxy statement for the 2014 annual meeting. At the meeting, you and the other shareholders will be asked to vote on the following matters:

1.
Election of Directors. The election of the eleven director nominees named in the enclosed proxy statement to our Board of Directors, or certain alternative nominees proposed by two shareholders as described below, for terms expiring at the 2015 annual meeting of shareholders and until their successors are duly elected and qualified.

2.	Ratification of Independent Registered Public Accounting Firm. The ratification of McGladrey LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

3.	Shareholder Proposal. To consider a shareholder proposal to amend our bylaws as described in the enclosed proxy statement, if properly presented.

4.	Other Business. The transaction of such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.
Whether or not you expect to attend the meeting in person, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States) or submit your proxy over the Internet or by telephone. For further details, see “About the Annual Meeting — How do I vote?”

In addition to the proxy statement, a copy of our annual report on Form 10-K for the year ended December 31, 2013 is enclosed.

You should know that each of Michael D. Quagliano (“Quagliano”), a 23.3% shareholder of the Company, and Kathleen A. Stout (“Stout”), a former employee of the Company, have notified the Company that they each intend to propose alternative director nominees for election at the annual meeting in opposition to the Board’s recommended nominees. Additionally, Quagliano has notified the Company that he intends to submit a proposal to amend our bylaws to reduce the size of our board of directors to five members.

We strongly urge you to vote for the nominees proposed by the Board by using the enclosed WHITE proxy card and not to return any proxy card sent to you by Quagliano or Stout. If you vote using a proxy card sent to you by Quagliano or Stout, you can subsequently revoke it by using the WHITE proxy card to vote by telephone, Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Only your last-dated proxy will count — any proxy may be revoked at any time prior to its exercise at the annual meeting as described in the enclosed proxy statement.

We appreciate your interest and investment in the Company and look forward to seeing you at the annual meeting.

Sincerely,

John P. Carmichael
President & Chief Executive Officer

(i)

SOLERA NATIONAL BANCORP, INC.
319 S. Sheridan Blvd.
Lakewood, Colorado 80226
(303) 209-8600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 22, 2014

NOTICE IS HEREBY GIVEN that the 2014 annual meeting of shareholders of Solera National Bancorp, Inc. (the "Company" or "we") will be held at 10:00 a.m., local time, on May 22, 2014, at the Pinehurst Country Club, 6255 West Quincy Avenue, Denver, CO 80235, to consider and act upon the following matters:

1.
The election of the eleven director nominees named in the enclosed proxy statement to our Board of Directors, or certain alternative nominees proposed by two shareholders as described in the enclosed proxy statement, for terms expiring at the 2015 annual meeting of shareholders and until their successors are duly elected and qualified;

2.	The ratification of McGladrey LLP, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014;
3.	To consider a shareholder proposal to amend our bylaws as described in the enclosed proxy statement, if properly presented; and
4.	The transaction of such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.

YOUR VOTE IS EXTREMELY IMPORTANT THIS YEAR IN LIGHT OF THE PROXY CONTEST BEING CONDUCTED BY QUAGLIANO AND STOUT.

The Company urges you not to sign any proxy card that may be sent to you by Quagliano or Stout. If you have previously returned a proxy card to Quagliano or Stout, you may change your vote by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope or by voting by telephone or Internet in accordance with the instructions found on the WHITE proxy card. Only the latest dated proxy you submit will be counted.

Only shareholders of record as of the close of business on March 31, 2014 are entitled to notice of, and to vote at, the annual meeting or any adjournments thereof. A list of shareholders will be available for inspection for a period of 10 days prior to the annual meeting at the company’s administrative office located at 5801 W. Alameda Ave., Suite B, Lakewood, Colorado 80226 and will also be available for inspection at the meeting itself.

By Order of the Board of Directors

John P. Carmichael
President & Chief Executive Officer

Lakewood, Colorado
April ___, 2014
This notice of annual meeting and proxy statement and form of proxy are first being distributed to shareholders on or about April ___, 2014.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2014
The Solera National Bancorp, Inc. proxy statement, proxy card, and annual report on Form 10-K for the year-ended December 31, 2013 are available for viewing on our website www.solerabank.com under “About Us,” “Investor Relations” and “Shareholder Materials” or by accessing http://www.viewproxy.com/solerabank/2014

(ii)

PRELIMINARY COPY SUBJECT TO COMPLETION

SOLERA NATIONAL BANCORP, INC.
319 S. Sheridan Blvd.
Lakewood, Colorado 80226
___________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 2014

_______________________________

This proxy statement contains information related to the annual meeting of shareholders of Solera National Bancorp, Inc. (the "Company" or "we") to be held on May 22, 2014, beginning at 10:00 a.m., local time, at the Pinehurst Country Club, 6255 West Quincy Avenue, Denver, CO 80235, and at any postponements or adjournments thereof.

ABOUT THE ANNUAL MEETING

Who is soliciting my proxy?
     Our Board of Directors is sending you this proxy statement in connection with the solicitation of proxies for use at the 2014 annual meeting. Certain of our directors, officers, employees and/or Alliance Advisors, LLC may also solicit proxies on our behalf by mail, telephone, email or fax.

Who will bear the costs of soliciting proxies for the annual meeting?
     We will bear the cost of soliciting proxies for the annual meeting. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. In addition to solicitations by mail, our directors, officers, employees, including those of our subsidiary, may solicit proxies personally, by telephone or otherwise, but will not receive any additional compensation for their services. We have engaged a third-party proxy solicitation firm, Alliance Advisors, LLC, to assist in gathering proxies by mail, telephone, or Internet. This firm is being paid approximately $18,000 for its services.

What is the purpose of the annual meeting?
     At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of annual meeting, including:

Proposal One:
The election of the eleven (11) director nominees named in this proxy statement to the Board of Directors of the Company, or certain alternative nominees proposed by two shareholders as described herein, for terms expiring at the 2015 annual meeting of shareholders and until their successors are duly elected and qualified.

Proposal Two:	The ratification of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.
Proposal Three:	Michael Quagliano has notified the Company that he intends to submit a proposal to amend the Company’s bylaws to reduce the size of its board of directors to five members.

In addition, our management will report on our performance and respond to appropriate questions from shareholders.

Will there be a proxy contest for the election of directors at the annual meeting?
Each of Quagliano and Kathleen Stout has stated his or her intention to propose alternative director nominees for election at the annual meeting. We believe that the 11 directors nominated by the Board, with their breadth of relevant and diverse experience, represent the best interests of our shareholders and that these nominees should be re-elected. The Board unanimously recommends a vote FOR each of the Board’s 11 nominees for director on the enclosed WHITE proxy card.

Quagliano has proposed seven alternative nominees, one of whom has subsequently declined to be nominated; Stout has proposed eight alternative nominees. The Quagliano and Stout nominees have NOT been endorsed by our Board of Directors. We are not responsible for the accuracy of any information provided by or relating to Quagliano or Stout contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Quagliano or Stout or any other statements that Quagliano or Stout may otherwise make.

What should I do if I receive a proxy card from Quagliano or Stout?
You may receive proxy solicitation materials from Quagliano or Stout, including an opposition proxy statement and proxy card. Our Board of Directors urges you not to sign or return any proxy card sent to you by Quagliano or Stout. If you have previously voted using the Quagliano or Stout proxy card, you have every right to change your vote by executing the WHITE proxy card or by voting by telephone, or through the Internet in accordance with the instructions found on your WHITE proxy card. Only the latest dated proxy you submit will be counted.

What does it mean if I receive more than one WHITE proxy card?
If you hold your shares in multiple registrations, or in both registered and street name, you will receive a WHITE proxy card for each account. Please sign, date and return all WHITE proxy cards you receive. If you choose to vote by phone, or Internet, please vote once for each WHITE proxy card you receive. Only your latest dated proxy for each account will be voted.

If Quagliano or Stout proceeds with his or her proxy contest, you may also receive an opposition proxy statement and proxy card from Quagliano and/or Stout. In this event, to ensure shareholders have our latest proxy information and materials to vote, we may conduct multiple mailings prior to the annual meeting date. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. The latest dated proxy you submit will be counted.

To vote as the Board of Directors recommends, shareholders must use the WHITE proxy card or vote by telephone, or through the Internet in accordance with the instructions found on your WHITE proxy card. Voting against any Quagliano or Stout nominees on the Quagliano or Stout proxy card will not be counted as a vote for the Board’s nominees and will result in the revocation of any previous vote you may have cast on the WHITE proxy card. If you wish to vote pursuant to the recommendation of the Board of Directors, you should disregard any proxy card you receive other than the WHITE proxy card. If you have previously voted using the Quagliano or Stout proxy card, you have every right to change your vote by executing the WHITE proxy card or by voting by telephone, or through the Internet in accordance with the instructions found on your proxy card. Only the latest dated proxy you submit will be counted.

Who is entitled to vote at the annual meeting?
     Only shareholders of record as of the close of business on the record date, March 31, 2014, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting or any postponement or adjournment thereof. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. The total number of shares of our common stock outstanding on the record date and eligible to cast votes at the annual meeting is 2,679,162.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to personally vote at the annual meeting.

How many votes must be present to hold the annual meeting?
     The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date, or 1,339,582 shares, will constitute a quorum at the annual meeting. For purposes of determining a quorum, proxies received but marked as abstentions and broker non-votes will be treated as shares that are present and entitled to vote. A broker “non-vote” occurs on an item when shares held by a broker are present or represented at the meeting, but the broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.

How will my vote be counted?

In voting on the election of directors, you may vote in favor of all nominees up to a maximum of 11, withhold votes as to all nominees or withhold votes as to specific nominees, except that if the bylaw amendment contemplated by Proposal Three is passed, only the five directors with the highest number of votes will be elected. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast. Votes withheld and broker non-votes will not count towards the election of directors.

In voting to ratify the appointment of McGladrey LLP as the independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. Abstentions will have the same effect as a negative vote, while broker non-votes will have no effect on the voting.

In voting on the shareholder proposal to amend the bylaws, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. Abstentions will have the same effect as a negative vote, while broker non-votes will have no effect on the voting.

What is the effect of me not casting my vote?
If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors or the proposed bylaw amendment. Your broker will not have the ability to vote your uninstructed shares on those matters at its discretion. Thus, if you hold your shares in street name and you do not instruct your broker how to vote with respect to those matters, no votes will be cast on your behalf. These are referred to as broker non-votes. Your broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal Two of this proxy statement).

How do I vote?
You may vote in any of three ways:
* You may vote by mail if you complete, sign and date a proxy card and return it as directed. Your shares will be voted confidentially and in accordance with your instructions;
* You may vote by telephone or via the Internet in accordance with the instructions found on your proxy card; and
* You may vote in person if you are a registered shareholder and attend the meeting and deliver your completed proxy card in person. At the meeting, the Company will also distribute written ballots to registered shareholders who wish to vote in person at the meeting. Beneficial owners of shares held in “street name” who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

We urge you to disregard any proxy card that Quagliano or Stout may send you.

Can I change my vote?
     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the annual meeting. If you are the shareholder of record, you may change your vote by granting via Internet, telephone or mail a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

If you have previously signed a proxy card sent to you by Quagliano or Stout, you may change your vote by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope or by voting by telephone or through the Internet in accordance with the instructions found on your WHITE proxy card.

What vote is required to approve each proposal?

Election of Directors
Assuming a quorum is present at the meeting, the election of each nominee for director requires the affirmative vote of a plurality of the votes cast in person or by proxy on such proposal at the annual meeting of shareholders.

Ratification of Appointment of Independent Accountants
Assuming a quorum is present at the meeting, the ratification of McGladrey LLP as our independent registered public accounting firm for 2014 requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

Shareholder Proposal to Amend the Bylaws
Assuming a quorum is present at the meeting, the shareholder proposal to amend the bylaws, if properly presented at the meeting, requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

What is the effect of broker non-votes and abstentions?
Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether shareholder approval of that matter has been obtained and, therefore, will have no effect on the outcome of the vote on any such matter. Abstentions have the same effect as negative votes, except in the case of director elections, where they will have no effect.

Is cumulative voting permitted for the election of directors?
Shareholders may not cumulate votes in the election of directors, which means that each shareholder may vote no more than the number of shares he or she owns for a single director.

Where can I find the voting results?
Assuming a quorum is present at the meeting, we will publish the voting results in a Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) no later than May 23, 2014.

Can I vote on other matters?
     The matters presented at an annual meeting are limited to those properly presented by the Board of Directors and those properly presented by shareholders. If any other matter is properly presented at the annual meeting, your signed proxy gives John P. Carmichael and Catherine Eden, the proxy holders, authority to vote your shares.

How does the Board of Directors recommend I vote on the proposals?
     Unless you give other instructions on your proxy card, John P. Carmichael and Catherine Eden, the proxy holders, will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends a vote FOR the election of the nominated slate of directors identified in this proxy statement,"FOR" ratification of McGladrey LLP as our independent registered public accounting firm for 2014, and “AGAINST” the shareholder proposal to amend the bylaws.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors, or if no recommendation is given, in their own discretion.

Who can help answer my questions?
If you have any questions about the annual meeting or how to vote or revoke your proxy, or if you should need additional copies of this proxy statement or voting materials, please contact:
 John P. Carmichael, President & Chief Executive Officer (303) 937-6422
Solera National Bancorp, Inc.
319 South Sheridan Blvd. Lakewood, Colorado 80226 jcarmichael@solerabank.com

Alliance Advisors, LLC (855) 737-3177
200 Broadacres Drive, 3rd Floor Bloomfield, New Jersey 07003

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the common stock of the Company as of March 31, 2014, for:

•	each person known by us to own beneficially more than 5% of our common stock;

•	each officer named in the summary compensation table;

•	each of our directors and director nominees; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In addition, shares of common stock issuable upon exercise of options and warrants beneficially owned that are exercisable within sixty days of March 31, 2014, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person.

	Number of Shares Beneficially Owned
Name and Address* of Beneficial Owners	Common Stock	Organizer Warrants(1)	Stock Options(2)	Total		Percent of Class(3)
Greater Than 5% Shareholders:
Michael D. Quagliano 307 N. 36th Street, Suite 203 Quincy, IL 62301	623,970	—	—	623,970		23.29%
Directors and Named Executive Officers:
Norma R. Akers	20,000	16,181	9,125	45,306	(4)	1.68%
Rob L. Alvarado	45,500	40,000	10,625	96,125	(5)	3.52%
Maria G. Arias	12,750	7,000	12,375	32,125	(6)	1.19%
John P. Carmichael	10,000	—	5,000	15,000	(7)	0.56%
Ron Eller	1,000	—	2,000	3,000	(8)	0.11%
Robert M. Gallegos	24,000	16,181	10,625	50,806	(9)	1.88%
Ronald E. Montoya	38,800	16,181	20,750	75,731	(10)	2.79%
Ray L. Nash	500	—	14,375	14,875	(11)	0.55%
David N. Roberts	5,000	—	2,000	7,000	(8)	0.26%
Basil Sabbah	25,000	25,000	17,625	67,625	(8)	2.48%
F. Stanley Sena	7,100	14,000	12,375	33,475	(12)	1.24%
Larry D. Trujillo	10,000	10,000	5,625	25,625	(8)	0.95%
Kent C. Veio	18,500	16,181	14,375	49,056	(11)	1.81%
All directors and executive officers as a group (14 persons)	218,150	160,724	140,271	519,145	(13)	17.42%
Former Named Executive Officers:
Douglas Crichfield	10,000	7,500	59,271	76,771		2.80%
Robert J. Fenton	70,375	16,181	94,502	181,058	(14)	6.49%
Kathleen A. Stout	15,453	—	—	15,453	(15)	0.58%
* The address of each of our directors, named executive officers and former named executive officers is c/o Solera National Bancorp, Inc., 319 South Sheridan Blvd., Lakewood, Colorado 80226.

(1)
Organizer warrants were granted to the Company’s Organizers who met various minimum requirements. Each Organizer warrant entitles the holder to purchase one additional share of the Company’s common stock at an exercise price of $10.00 per share. The Organizer warrants are fully vested and exercisable any time prior to September 10, 2017.

(2)
Includes all vested options and the number of unvested shares of common stock that the director/named executive/former named executive will have the right to acquire within 60 days of March 31, 2014, pursuant to the scheduled vesting of stock options.

(3)
Calculated based on 2,679,162 shares of common stock outstanding as of March 31, 2014 plus options and warrants exercisable within sixty days of March 31, 2014 for the individual or the group, as applicable.

(4)
Includes 5,000 shares of common stock that are owned by children of which the named individual has the investment power. Also includes 250 unvested options that are scheduled to vest within 60 days of March 31, 2014.

(5)
Includes 30,000 shares of common stock and organizer warrants to acquire 24,500 shares of common stock that are owned by two limited liability companies for which the named individual has the investment power. Also includes 250 unvested options that are scheduled to vest within 60 days of March 31, 2014.

(6)
Includes 5,750 shares of common stock owned by family members of which the named individual has the investment power. Also includes 417 unvested options that are scheduled to vest within 60 days of March 31, 2014.

(7)	Includes 1,250 unvested options that are scheduled to vest within 60 days of March 31, 2014.

(8)	Includes 250 unvested options that are scheduled to vest within 60 days of March 31, 2014.

(9)
Includes 4,000 shares of common stock that are owned by relatives of which the named individual has the investment power. Also includes 250 unvested options that are scheduled to vest within 60 days of March 31, 2014.

(10)	Includes 833 unvested options that are scheduled to vest within 60 days of March 31, 2014.

(11)	Includes 417 unvested options that are scheduled to vest within 60 days of March 31, 2014.

(12)
Includes 100 shares of common stock owned by spouse of which the named individual has the investment power. Also includes 417 unvested options that are scheduled to vest within 60 days of March 31, 2014.

(13)
Includes 3,396 unvested stock options, (of which 229 are unvested options that are scheduled to vest within 60 days of March 31, 2014) held by Andrew Seaton, our Senior Vice President and Chief Credit Officer, who is an executive officer but not a named executive officer as defined by Securities and Exchange Commission rules for the purpose of this proxy statement.

(14)	Includes 1,000 shares of common stock that are owned by children of which the named individual has the investment power.

(15)	Represents the number of stock awards vested, net of vested awards surrendered to satisfy income tax liability associated with the vesting.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Director Nominees
Our Board of Directors is presently composed of thirteen members. Our bylaws require that all directors be elected each year for a one year term. Of the Company's nominees for election at this meeting, all are currently directors. Although the term of office for thirteen directors expires at the annual meeting, only eleven directors have been nominated by the Board. Messrs. Rob L. Alvarado and Robert M. Gallegos, both current directors, will not stand for re-election but will complete the term of their directorships, which expire on the date of our annual meeting, May 22, 2014. The Board, at its discretion, has decided to reduce the size of the Board to eleven effective as of the annual meeting. The Board of Directors has proposed the eleven nominees listed below for election as directors to serve until the 2015 annual meeting and their successors are duly elected and qualified.

Unless otherwise specified in the accompanying form of proxy, proxies solicited hereby will be voted for the election of the nominees listed below. Each of the nominees has agreed to serve. If any of them should become unable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the proxies shall be voted for the substitute nominee or nominees to be designated by the Board of Directors. If no substitute nominees are available, the size of the Board of Directors will be reduced.

There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected or nominated as a director.

Set forth below is certain information with respect to each nominee for election as a director:

Name	Age	Position(s) Held with Solera National Bancorp, Inc.	Position(s) Held with Solera National Bank	Director Since
Norma R. Akers	60	Director	Director	2006
Maria G. Arias	52	Director	Director	2006
John P. Carmichael	54	Chief Executive Officer and Director	Chief Executive Officer and Director	2013
Ron Eller	54	Director	Director	2012
Ronald E. Montoya	73	Chairman and Director	Chairman and Director	2006
Ray L. Nash	62	Director	Director	2006
David N. Roberts	67	Director	Director	2012
Basil Sabbah	45	Director	Director	2006
F. Stanley Sena	65	Vice Chairman and Director	Vice Chairman and Director	2006
Larry D. Trujillo	53	Director	Director	2009
Kent C. Veio	47	Director	Director	2006

Norma R. Akers
Norma Akers spent 20 years working for AT&T and Lucent Technologies Inc. in various business management, finance, information officer and diversity roles within the company.  Her last position with Lucent Technologies was Director of Sales for the account management relationship for Qwest managing the Lucent Technologies Software Sales team.  She retired from Lucent Technologies in 2001. Prior to joining AT&T, Ms. Akers was a financial internal auditor for Monsanto Company, and taught Accounting Principles at Metropolitan State University of Denver in 2009. Ms. Akers came to the United States in 1977 after receiving her B.S. degree at the University in Tegucigalpa, Honduras in Business Administration. In 1979, Ms. Akers graduated from the University of Dallas, Braniff School of Management with an MBA in International Finance.
Ms. Akers’ qualifications to serve on the Board include her extensive and diverse business background and her continued involvement with the Spanish-speaking population in the Denver-area.
Maria G. Arias
Ms. Arias is the Vice President of Diversity and Inclusion for Comcast Corporation.  She joined Comcast in 2007.  In this role, Ms. Arias develops the strategy and oversees the implementation of the diversity and inclusion initiatives across the Company in five focus areas: governance, workforce, procurement, programming, and community investment.  Ms. Arias works closely with Comcast’s Executive Internal Diversity Council and the external Comcast/NBCUniversal Joint Diversity Advisory Council, comprised of over 40 national civil rights, community and business leaders from various disciplines.  Ms. Arias previously served as Vice President of Operations for Comcast Cable’s Southern Colorado systems, the Vice President of Operations for the West Division, Interim Vice President of Technical Operations for the West Division, and Interim General Manager for Comcast’s Colorado Mountain Area and Tucson, Arizona cable systems. Ms. Arias also was an income partner in the law firm McDermott, Will & Emery. In addition to serving on the Company’s board, Ms. Arias currently serves on the board for the Philadelphia Freedom Valley YMCA and Congreso de Latinos Unidos.  She is a member of Women in Cable & Telecommunications, and the National Association of Multicultural Ethnicities in Communications.  She previously served on various non-profit boards in Colorado, including the Denver Hispanic Chamber of Commerce, the Cherry Creek Schools Foundation, and the Junior Achievement Board of Southern Colorado.

Ms. Arias’ qualifications to serve on the Board include her extensive legal and business background, and her experience, as a vice president of diversity and inclusion, working with national leaders and organizations representing underserved populations.

John P. Carmichael
Mr. Carmichael joined the Company as President and Chief Executive Officer in September 2013. Prior to joining the Company, Mr. Carmichael served as President and a director of Academy Bank, N.A. headquartered in Colorado Springs, Colorado. Prior to joining Academy Bank in 2012, Mr. Carmichael was a Senior Regional Banking Executive at First National Bank of SantaFe for Colorado and New Mexico from 2010 through 2012. From 2005 through 2010, he served as Chief Executive Officer, President and Vice-Chairman of Summit Bank & Trust headquartered in Broomfield, Colorado. Mr. Carmichael is a graduate of the University of Northern Colorado’s Monfort School of Business.

Mr. Carmichael has served as Chairman of the Board of Directors for the University of Northern Colorado Foundation, Chairman of the Executive Committee for the University of Northern Colorado and Chairman of the Investment Committee for the University of Northern Colorado. Additionally, Mr. Carmichael has served on many charitable boards.

Mr. Carmichael’s qualifications to serve on the Board include his extensive experience in the banking industry coupled with his experience in leadership positions.
Ron Eller
Mr. Eller has been President of Clean Coal Solutions, LLC, and Chairman of Clean Coal Solutions Services, LLC, companies in the business of reducing mercury and NOx emissions from coal-fired power plants, since January 2014. He is and has been an owner, principal or managing director in various private equity firms since 2008. He was the President and Chief Executive Officer of Ascent Solar Technologies, Inc. from March 2011 to February 2012 and a director of Ascent from 2009 to February 2012, where until becoming CEO he served on or chaired the compensation committee and served on the audit committee. From 1994 until 2008, Mr. Eller held various senior executive positions at Hewlett-Packard Company (and Compaq Computer Corporation prior to the acquisition of Compaq by Hewlett-Packard), an integrated technology firm. Mr. Eller served on the boards of Next I/O Inc. from 2011 to 2013, and the Colorado Neurological Institute from 2009 to 2014. He is a certified public accountant, holds a B.S. degree in Professional Aviation from Purdue University, and an M.S. degree in Business from Colorado State University.
Mr. Eller’s qualifications to serve on the Board include his business and financial expertise, his many years serving as an executive officer in a variety of growth businesses, and his experience as director and member of the compensation and audit committees of other public and private companies.
Ronald E. Montoya
Ronald Montoya is currently the owner of Innov8 Solutions USA, a leader in value-added services and logistics, which he joined in 2000. Before that, he was President and CEO of Plasticomm Industries, Inc. from its founding in 1990 through his retirement in 2009. Plasticomm is a supplier, assembler and manufacturer of telecommunications products, cable and cable products based in Denver, Colorado.  He has also held the office of Director for the Office of Minority Business for the State of Colorado.  Mr. Montoya holds a Bachelor of Arts degree from the University of Colorado, and Juris Doctorate from the University of Denver.  Mr. Montoya is a dedicated member of several community boards, including Mountain States Employers Council, Rose Community Foundation, Latino Community Foundation of CO, and the Mexican Cultural Center. He has served on over 25 boards including National Jewish Hospital, Metro State College Foundation, St. Joseph’s Hospital Foundation, Denver Hotel Authority, Colorado Forum and many others.  He has lived in the Denver community for 70 years.  He was an advisory board member for 12 years for U.S. Bank.   He served as the Chairman of the Board for the U.S. Hispanic Chamber of Commerce from 1996 to 1998, and as Executive Director of the Colorado Office of Minority Business from 1986 to 1990. Mr. Montoya recently received the “2013 William Funk Award” for building stronger communities and has been inducted in the Colorado Business Hall of Fame.
Mr. Montoya’s qualifications to serve as Chairman of the Board include his experience as a board member for a variety of organizations including his twelve years serving as an advisory board member for U.S. Bank.
Ray L. Nash
From its founding in 1989 to 2000, Mr. Nash served as Chief Financial Officer of Vectra Bank Colorado based in Denver, Colorado.  During this time, he participated in all aspects of the bank’s strategic planning and managed several private and public offerings of stock.  Mr. Nash also managed the bank’s investment portfolio, which totaled over $300 million at its peak, and managed the acquisition of numerous banks and the evaluation of many more acquisition candidates.  Mr. Nash managed all SEC reporting, investor relations, human resources, finance and accounting, purchasing and facilities.  Additionally, he was the primary liaison with all banking regulators.  Along with the CEO, Mr. Nash successfully negotiated and completed the sale of Vectra Bank to Zions Bancorp in 1998.  Mr. Nash continued to be CFO of Vectra Bank after the sale until his retirement in 2000. Prior to joining Vectra, Mr. Nash spent six years as the Controller of the WestAmerica Mortgage Company where he managed all accounting functions.  Prior to joining WestAmerica, Mr. Nash worked for nine years with Deloitte Haskins and Sells, at the time one of the big eight international accounting firms.  Mr. Nash currently maintains his CPA license.  He holds a BS in Accounting from the University of Utah and he completed the three-year curriculum at the Mortgage Bankers Association of America’s School of Mortgage Banking in 1987. Since retiring from banking in 2000, Mr. Nash has managed personal and family investments and dedicated considerable time to volunteer activities. In 2007, Mr. Nash founded Nash Family LLC, a land development business, where he currently serves as CEO.
Mr. Nash’s qualifications to serve on the Board include his extensive banking background, as well as his financial expertise.
David N. Roberts
Mr. Roberts is a Managing Director of The Newport Board Group, LLC, a national professional services firm that provides advisory services to the senior executives and boards of emerging growth and middle market companies.  Prior to joining Newport in 2012, Mr. Roberts was President, Chief Operating Officer and Director of NeXStep, Inc. during 2010 and 2011. NeXStep designs and develops software to allow physicians to adjust the drugs and dosing they prescribe based on each patient’s unique genetics. During 2008 and 2009, Mr. Roberts was President and Chief Operating Officer of Soup Digital Solutions, LLC, a software development company that supports e-commerce for providers of internet video. From 2004 to 2008, Mr. Roberts was Managing Partner of Commonwealth Partners, LLC which provided advisory services to executive teams to define and execute profitable, customer driven growth strategies. Mr. Roberts has been a director of public, private and joint venture companies. He was named a director of Sun Strategies Investments, Ltd., a public company domiciled in Singapore, in March 2014. Mr. Roberts holds a Bachelor of Arts degree from Brown University and an MBA (with honors) from the Harvard Business School.
Mr. Roberts' qualifications to serve on the Board include his background in early stage growth companies, extensive experience in strategic planning, mergers and acquisitions, along with financial services industry experience in banking, credit cards, insurance, payments and specialty leasing.
Basil Sabbah
Mr. Sabbah is the CEO and owner of Sabbro, LLC, an engineering consulting company located in Denver, Colorado.  The company provides engineering services to the United States government and other large contractors.  Prior to forming Sabbro, LLC in January 2003, Mr. Sabbah worked from December 2001 through January 2003 as Director of Latin America Business Development for technology company Network Appliance.  He also worked as Director of Business Development from June 1997 through December 2001 for Halliburton in Latin America.  He is a member of the Denver Hispanic Chamber of Commerce and Hispanic Contractors.  Mr. Sabbah holds a BA in Anthropology and BS in Physics from the University of California.
Mr. Sabbah’s qualifications to serve on the Board include his substantial experience in business development, fundraising, and government contracting.
F. Stanley Sena
Mr. Sena is currently President and CEO of SNAP Staffing Services, which he joined in 2001, and Goodwin Personnel, which he joined in 2006, two mid-sized staffing firms located in Denver, Colorado focusing on administrative and light industrial temporary, temp-to-hire, and permanent placement. Since 2009, Mr. Sena also has been President and CEO of Rocky Mountain Minority Supplier Development Council, a corporate member organization focusing on providing contracting access and opportunity between corporate America and minority-owned businesses. From January 2001 until December 2004, Mr. Sena was Managing Director of LNS Services Company, an international logistics consulting organization.  Mr. Sena was previously Executive Vice President and COO of Americold Corporation, the leading third-party supplier of supply chain solutions in the consumer packaged goods industry.  Mr. Sena received his BA from Metropolitan State College and his doctorate in Law from the University of Denver.  He has been an attorney for 30 years and continues to be active in the Colorado Bar Association, the Douglas County Bar Association, and the Colorado Hispanic Bar Association.
Mr. Sena’s qualifications to serve as Vice Chairman of the Board include his extensive business and legal background, coupled with his involvement with minority-owned businesses.
Larry D. Trujillo
Since his 2007 retirement as Denver Fire Chief as discussed below, Mr. Trujillo has been a real estate broker working for Modern Real Estate. Since 2008 he has also been the owner of LDT Consulting, LLC and Managing Partner of CovertaCard, LLC. Mr. Trujillo was appointed by Colorado Governor Ritter, in 2010, as Director of Homeland Security and continued in that position for one year under Governor Hickenlooper. A former Denver Fire Chief, Mr. Trujillo, retired after 25 years of service in August of 2007. In August 2003, Mr. Trujillo was appointed by Denver Mayor John Hickenlooper to the position of Chief of the Department. Chief Trujillo was responsible for one of the largest fire departments in the country, which included 914 civil service members, 42 career service employees and overseeing an $85 million budget. After 9/11, Mr. Trujillo assisted in raising over $2 million for the New York Firefighters Emergency Relief Fund. He is also a very active member of the Firefighters Incorporated for Racial Equality (F.I.R.E). His significant community contributions include being a board member in the following organizations: LAEF (Latin American Education Foundation), American Heart Association, La Clinica Tepeyac and La Escuela Tlatelolco, and the Mark Langvardt Memorial Tournament for Mount St. Vincent Home. Mr.

Trujillo attended the University of Northern Colorado and Metropolitan State College.
Mr. Trujillo’s qualifications to serve on the Board include his diverse background, his experience as a board member for a variety of organizations and his leadership position within the community.
Kent C. Veio
K.C. Veio is currently the Chairman of Kline Alvarado Veio, P.C., a Denver-based firm that focuses in the areas of public finance and business law.  Prior to forming the firm in June 2004, Mr. Veio was a shareholder and Chair of the municipal and public finance group at Brownstein Hyatt & Farber.  He was with the firm from December 1995 through June 2004.  In 1999, Governor Bill Owens appointed Mr. Veio to the Board of Directors of the Colorado Educational and Cultural Facilities Authority; in 2002, Denver Mayor John Hickenlooper appointed Mr. Veio to become a Commissioner of the Denver Public Library; and in 2013, Denver Mayor Michael Hancock appointed Mr. Veio to become a Commissioner of the Denver Urban Renewal Authority. Mr. Veio received his law degree from the University of Denver, College of Law, and his undergraduate degree in business from the University of Colorado.
Mr. Veio’s qualifications to the serve on the Board include his professional work as an attorney which involves the representation of many commercial lenders and financial institutions and affords him an in-depth understanding of the financial services industry.
Vote Required
Assuming a quorum is present at the meeting, the vote of the holders of a plurality of the shares present in person or represented by proxy and entitled to vote in the election of directors is required to elect any director.

Recommendation of the Board of Directors
The Board of Directors recommends that the shareholders vote “FOR” each of the nominees listed above for election as director.

Executive Officers
As of the date of this proxy statement our executive officers are as follows:

John P. Carmichael, President and Chief Executive Officer
Biographical information for Mr. Carmichael is set forth above under “Director Nominees.”

Andrew Seaton, Senior Vice President, Chief Credit Officer
Mr. Seaton, age 42, joined the Bank in February 2011 as a Senior Portfolio Manager. In October 2013, Mr. Seaton was promoted to Senior Vice President, Chief Credit Officer. Prior to joining the bank, Mr. Seaton was a business banker with Mile High Banks from June 2008 to February 2011. Mr. Seaton is a Certified Treasury Professional and has earned an MBA from the University of Colorado. Currently, Mr. Seaton is pursuing a Masters in Accounting with the University of Colorado.

CORPORATE GOVERNANCE
Corporate Governance Principles and Board Matters
We are committed to having sound corporate governance principles, both at the holding company level and at Solera National Bank. Such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace. We have adopted a Conflict of Interest and Code of Ethics Policy, which, together with the policies referred to therein, is applicable to all of our directors, officers and employees and complies with the applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”). The Conflict of Interest and Code of Ethics Policy covers all areas of professional conduct, including conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. We encourage all employees, officers and directors to promptly report any violations of any of our policies. Copies of our Conflict of Interest and Code of Ethics Policy may be obtained by any person, without charge, upon written request to Solera National Bancorp, Inc., Attn: Catherine Eden, 319 S. Sheridan Blvd., Lakewood, Colorado 80226.

Board Independence
Our Board of Directors has determined that each of our current directors, except Mr. Carmichael, is an “independent director” within the meaning of Rule 5605(a)(2) of the Nasdaq listing rules. Mr. Carmichael currently serves as our and the Bank’s President and Chief Executive Officer.

Director Qualifications
We believe that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all shareholders. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, skills, including financial literacy and experience in the context of our needs and the needs of the Board of Directors.

Board Structure and Committee Composition
As of the date of this proxy statement, our current Board of Directors is composed of thirteen persons. We have an Audit Committee, Compensation Committee, Nomination and Governance Committee and Executive Committee. The membership of the committees is detailed in the table below with an “M” designating membership on the respective committee and a “C” designating chairman of the respective committee.

Director	Audit Committee	Compensation Committee	Nomination and Governance Committee	Executive Committee
Norma R. Akers	M
Rob L. Alvarado			M
Maria G. Arias		C	M	M
John P. Carmichael				M
Ron Eller		M
Robert M. Gallegos	M
Ronald E. Montoya	M			C
Ray L. Nash	C			M
David N. Roberts			M
Basil Sabbah		M
F. Stanley Sena		M		M
Larry D. Trujillo
Kent C. Veio		M	C	M

Regularly scheduled Board of Directors’ meetings for the Company are typically held monthly. Additional special meetings may be held as needed. During the fiscal year 2013, our Board held thirteen (13) meetings. Each incumbent director attended at least 75% of the total of all Board and applicable committee meetings except for Mr. Sabbah who attended 73%. Directors are encouraged to attend annual meetings of our shareholders, although we have no formal policy on director attendance at annual shareholders’ meetings. The May 2013 annual meeting of shareholders was attended by 11 of the 13 directors who comprised the Board at the time.

Committees of Solera National Bancorp, Inc.
Audit Committee
The current members of the Audit Committee are Ray L. Nash (Chairman), Norma R. Akers, Robert M. Gallegos, and Ronald E. Montoya. The Audit Committee met five (5) times during fiscal year 2013. Our independent registered public accounting firm was present at four (4) of those meetings. The members of the Audit Committee are “independent directors” as such term is defined in Rule 5605(a)(2) of the Nasdaq listing rules as currently in effect and the financial literacy requirements under applicable SEC and Nasdaq rules. The Board of Directors has determined that Mr. Nash qualifies as an audit committee financial expert under the definition outlined by the SEC. A current copy of the Audit Committee charter can be found on our Investor Relations website under Governance Documents or by accessing the following url: http://ir.solerabankonline.com/govdocs.aspx?iid=4121659.

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent accountants’ qualifications and independence, the performance of independent accountants, risk assessment and risk management. The duties of the Audit Committee include:

•	appointing, evaluating and determining the compensation of our independent accountants;

•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;

•	reviewing disclosure controls and procedures, internal control over financial reporting, the internal audit function and corporate policies with respect to financial information;

•	reviewing other risks that may have a significant impact on our financial statements;

•	preparing the Audit Committee report for inclusion in the annual proxy statement; and

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters.
The Audit Committee works closely with management as well as our independent accountants. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

Compensation Committee
The current members of the Compensation Committee are Maria G. Arias (Chairman), Ron Eller, Basil Sabbah, F. Stanley Sena and Kent C. Veio. The Compensation Committee met nine (9) times during fiscal year 2013. The members of the Compensation Committee are “independent directors” as such term is defined in Rule 5605(a)(2) of the Nasdaq listing rules as currently in effect. A current copy of the Compensation Committee charter can be found on our Investor Relations website under Governance Documents or by accessing the following url: http://ir.solerabankonline.com/govdocs.aspx?iid=4121659.

The Compensation Committee reviews the salaries of senior management and compensation paid to directors. The committee assists senior management in identifying candidates for available positions and coordinates efforts with legal counsel to create employee compensation plans, including the granting of stock options. The committee is responsible for evaluating the performance of, and creating the compensation plans for, the Chief Executive Officer and approving the compensation of senior management. The committee reviews and recommends employee benefit plans, as proposed by management, to the Board of Directors.

Nomination and Governance Committee
The current members of the Nomination and Governance Committee are Kent C. Veio (Chairman), Rob L. Alvarado, Maria G. Arias, and David Roberts. The Nomination and Governance Committee met two (2) times during fiscal year 2013. A current copy of the Nomination and Governance Committee charter can be found on our Investor Relations website under Governance Documents or by accessing the following url: http://ir.solerabankonline.com/govdocs.aspx?iid=4121659.

The Nomination and Governance Committee reviews all Board-recommended and shareholder-recommended nominees, determining each nominee’s qualifications and making a recommendation to the full Board of Directors as to which persons should be our Board’s nominees. Additionally, this committee is responsible for overseeing management continuity planning and developing and implementing the Company’s Corporate Governance Guidelines. The committee has the following duties and responsibilities:

•
Establish criteria for the selection of new directors to serve on the Board of Directors, taking into account at a minimum all applicable laws, rules, regulations and listing standards, a potential candidate’s experience, areas of expertise and other factors relative to the overall composition of the Board of Directors.

•
Identify individuals believed to be qualified as candidates to serve on the Board of Directors of the Company and its subsidiaries and select, or recommend that a majority of independent members of the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting.

•	Review director candidates submitted by shareholders.

•	Monitor the orientation and continuing education program for directors.

•
Review the Board of Directors’ committee structure and recommend to the Board of Directors committee assignments, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the committee deems relevant, and when appropriate, make recommendations regarding the removal of any member of any committee.

•	Recommend members of the Board of Directors to serve as the chair of the committees of the Board of Directors.

•	Review the adequacy of the charters adopted by each committee of the Board, and recommend changes as necessary.

•
Oversee and approve the management continuity planning process. Annually review and evaluate the succession plans relating to the CEO and other executive officer positions and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

•
Develop and recommend to the Board of Directors for its approval an annual self-evaluation process of the Board of Directors and its committees.  Based on the results of the annual evaluation, as well as on any other matters the committee shall deem relevant, the committee shall make such recommendations to the Board of Directors regarding Board processes and other items deemed appropriate to improve or ensure the effective functioning of the Board of Directors as the committee shall from time to time deem advisable or appropriate.

•
Develop and recommend to the Board of Directors for its approval a set of Corporate Governance Guidelines.  The committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

•	Perform any other activities consistent with the charter, the Company’s bylaws and governing law as the committee or the Board of Directors deem appropriate.
Executive Committee
The current members of the Executive Committee are Ronald E. Montoya (Chairman), F. Stanley Sena (Vice Chairman), John P. Carmichael, Maria G. Arias, Ray L. Nash, and Kent C. Veio. The Executive Committee met twelve (12) times during fiscal year 2013. The Executive Committee does not operate pursuant to a written charter.

The Executive Committee meets as needed and, with certain exceptions, generally has the same powers as the Board of Directors in the management of our business affairs between Board meetings.  The Board of Directors will, from time to time, charge the Executive Committee with specific responsibilities and tasks as it deems appropriate.  The committee is not intended to act in place of the full Board, but rather in a support role, and the Executive Committee does not have the authority to exercise all of the Board’s powers; for example, the full Board of Directors generally reserves the right to execute extraordinary contracts such as mergers and acquisitions.  The committee will make recommendations to the Board of Directors regarding matters important to our overall management and strategic operation.
Shareholder Communications with our Board of Directors
Our Board of Directors has established a process for shareholders to communicate with the Board of Directors or with individual directors. Shareholders who wish to communicate with our Board of Directors or with individual directors should direct written correspondence to our Secretary at our principal executive offices located at 319 S. Sheridan Blvd. Lakewood, Colorado 80226. Any such communication must contain:

•	a representation that the shareholder is a beneficial holder of our capital stock;

•	the name and address, as they appear on our books, of the shareholder sending such communication; and

•	the number of shares of our capital stock that is beneficially owned by such shareholder.
The Secretary will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

Consideration of Director Nominees
Our Board of Directors believes that it is necessary that the majority of our Board of Directors be comprised of independent directors and that it is desirable to have at least one audit committee financial expert serving on the Audit Committee. The Nomination and Governance Committee considers these requirements when recommending Board nominees. The Committee utilizes a variety of methods for identifying and evaluating nominees for director. It will regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or other circumstances. Although the Nomination and Governance Committee does not have a formal written diversity policy when considering potential director candidates, the Committee considers the candidate’s character, judgment, education, skills, including financial literacy, conflicts of interest and experience in the context of developing a heterogeneous Board that fits the needs of the Company and the existing directors.

Our Board of Directors has established a procedure whereby our shareholders can nominate potential director candidates. The Nomination and Governance Committee will consider director candidates recommended by our shareholders in a similar manner as those recommended by members of management or other directors, provided the shareholder submitting such nomination has complied with procedures set forth in our bylaws.

Shareholders wishing to make such a submission for the 2015 annual meeting may do so not later than February 23, 2015 by providing all information regarding the nominee that would be required under applicable proxy rules, including (in addition to the information required in our bylaws or by applicable law): (i) the full name and resident address of the nominee; (ii) the age of the nominee; (iii) the principal occupation of the nominee for the past five years; (iv) any current directorship held on public company boards; (v) the number of shares of our common stock held by the nominee, if any; and (vi) a signed statement of the nominee consenting to serve if elected. In addition, the shareholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is being made must provide (i) the name and address, as they appear on our books, of such shareholder and such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) any material interest of the shareholder and/or such beneficial owner in the nominee or the nominee’s election as a director. Such information should be sent to the Nomination and Governance Committee, Solera National Bancorp, Inc., c/o Secretary, 319 S. Sheridan Blvd., Lakewood, Colorado 80226.

Each of Quagliano and Stout has stated his or her intention to propose alternative director nominees for election at the annual meeting. We believe that the 11 directors nominated by the Board, with their breadth of relevant and diverse experience, represent the best interests of our shareholders and that these nominees should be re-elected. The Board unanimously recommends a vote "FOR" each of the Board’s 11 nominees for director on the enclosed WHITE proxy card.

Leadership Structure
The Board has chosen to separate the positions of Chairman of the Board and Chief Executive Officer. At this time, Ronald E. Montoya serves as Chairman of the Board and John P. Carmichael serves as President and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on the day-to-day business and setting the strategic direction of the Company, while the Chairman leads the Board in its fundamental role of providing advice to and independent oversight of management. Our bylaws and certificate of incorporation do not require that our Chairman and Chief Executive Officer positions be separate, but the Company has had this leadership structure since becoming a publicly-traded company. The Board may, at its sole discretion, combine these positions at any time if it believes that doing so would be in the best interest of the Company based on the current composition of, or circumstances facing, the Board.

Board’s Role in Risk Oversight
The Board believes that a critical part of its responsibilities is to maintain oversight of the Company’s assessment of the major risks facing the Company and its policies and procedures for monitoring and controlling these risks. The Audit Committee has specific responsibility for oversight of risks associated with financial accounting, external and internal audits, internal control over financial reporting, contingency and disaster recovery planning and reviewing management’s assessment of specific product risks. Management reports to the Audit Committee, at least quarterly, on the aforementioned risks. The Audit Committee then reports summarized results and findings to the entire Board. The Compensation Committee oversees the risks associated with the Company’s compensation policies as well as management development and leadership succession. Additionally, the Company faces risks relating to day-to-day operations such as, but not limited to, credit risk, interest rate risk, liquidity risk and reputation risk. Management is responsible for controlling these risks while the Board, as a whole and through its committees, is responsible for oversight of these risks. Together, the Board and senior management provide strong oversight of the Company’s management of risks.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

The information contained in this Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or to be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

In accordance with its written charter, the Audit Committee assists our Board of Directors in, among other things, oversight of our financial reporting process, including the effectiveness of our internal accounting and financial controls and procedures, and controls over the accounting, auditing, and financial reporting practices.

Our Board of Directors has determined that the members of the Audit Committee satisfy the independence requirements of the Securities and Exchange Commission and the Nasdaq listing standards.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, the system of internal controls, and procedures designed to insure compliance with accounting standards and applicable laws and regulations. Our independent accountants are responsible for auditing the financial statements. The Audit Committee’s responsibility is to monitor and review these processes and procedures. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent accountants that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

During fiscal 2013, the Audit Committee had five (5) meetings. The Audit Committee’s regular meetings were conducted so as to encourage communication among the members of the Audit Committee, management, and our independent accountants for 2013, McGladrey LLP. Among other things, the Audit Committee discussed with our independent accountants the overall scope and plans for their audit. The Audit Committee separately met with the independent accountants, with and without management, to discuss the results of their examinations and their observations and recommendations regarding our internal controls. The Audit Committee also discussed with our independent accountants all matters required by generally accepted auditing standards, including those described in Public Company Accounting Oversight Board, Audit Standard No. 16, “Communication with Audit Committees.”

The Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2013 with management, and our independent accountants. Management’s discussions with the Audit Committee included a review of critical accounting policies.

The Audit Committee obtained from the independent accountants a formal written statement describing all relationships between us and our accountants that might bear on the accountants’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence. The Audit Committee discussed with the accountants any relationships that may have an impact on their objectivity and independence and satisfied itself as to the accountants’ independence. The Audit Committee has reviewed and approved the amount of fees paid to McGladrey LLP, for audit and non-audit services. The Audit Committee concluded that the provision of services by McGladrey LLP is compatible with the maintenance of their independence.

Based on the above-mentioned review and discussions with management, and the independent accountants, and subject to the limitations on our role and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.
Audit Committee of the Board of Directors
Ray L. Nash (Chairman)
Norma R. Akers
Robert M. Gallegos
Ronald E. Montoya

EXECUTIVE COMPENSATION

Compensation Philosophy
The duty of the Compensation Committee is to evaluate and make recommendations to the Board of Directors regarding the administration of the executive compensation program for the Company and Solera National Bank. The Compensation Committee is responsible for recommending appropriate compensation goals for the executive officers of the Company, evaluating the performance of such executive officers in meeting such goals and approving or making recommendations to the Board with regard to executive compensation. The Company’s compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, achievement of specific operational, financial and strategic objectives, and increases in shareholder value. The Compensation Committee regularly reviews the compensation packages of the Company’s executive officers, taking into account factors that it considers relevant, such as, business conditions within and outside the industry, the Company.’s financial performance, the market compensation for executives of similar background and experience, and the performance of the executive officer under consideration. The particular elements of the Company’s compensation programs for executive officers are described below.

Compensation Structure
The compensation for the executive officers of the Company. named in the Summary Compensation Table is intended to be competitive with that paid in comparable industries. The goals of the Compensation Committee in establishing the Company’s executive compensation program are:

•	to compensate the executive officers of the Company fairly for their contributions to the Company’s short, medium and long-term performance; and

•
to allow the Company to attract, motivate and retain the management personnel necessary to the Company’s success by providing an executive compensation program comparable to that offered by companies with which the Company competes for management personnel.

The Company had employment agreements with three of the executive officers or former executive officers named in the Summary Compensation Table. The base salary level for each officer is determined by taking into account individual experience, individual performance, individual potential, competitive market considerations and specific issues particular to the Company. Base salary level for executive officers of banks and bank holding companies of similar size are also taken into consideration in setting an appropriate base salary for the named executive officers. The base salary level established for each executive officer is considered by the Compensation Committee to be competitive and reasonable.

The Compensation Committee monitors the base salary levels and the various incentives of the executive officers of the Company. to ensure that overall compensation is consistent with the Company’s objectives and remains competitive within the area of the Company’s operations. In setting the goals and measuring an executive’s performance against those goals, the Company. considers the performance of its competitors and general economic and market conditions. Each year, the Compensation Committee determines specific strategic and business goals to help determine the President and Chief Executive Officer’s bonus. These goals consist of quantitative and qualitative factors including, but not limited to: net income, total loans, total deposits, efficiency ratio, strategic imperatives, regulatory relations, investor relations and employee satisfaction.

Annual Compensation
The annual compensation of the executive officers of Solera National Bank consists of a base salary and discretionary annual performance bonuses which may be in cash, shares or options to purchase Solera National Bancorp, Inc. stock or a combination of each.

Stock Incentive Plans
The Board of Directors and shareholders approved the Company’s 2007 Stock Incentive Plan on September 20, 2012 and the shareholders approved the 2012 Long-Term Incentive Plan on May 22, 2013 in conjunction with the 2013 annual meeting of shareholders. Stock options and restricted stock are currently the primary source of long-term incentive compensation for the executive officers and directors of the Company and Solera National Bank. Employees, executive officers, members of senior management and directors of the Company and Solera National Bank are eligible to participate in our stock incentive plans.

Employment Agreements
Compensation of the President and Chief Executive Officer
We do not have an employment agreement with John P. Carmichael regarding his employment as President and Chief Executive Officer of Solera National Bank and the Company. Mr. Carmichael is an at-will employee. However, Mr. Carmichael is covered under a change in control agreement. The terms of the change in control agreement allow Mr. Carmichael to be paid 1.99 times his then-current annual base salary and accelerate the vesting of any unvested stock options and any unvested portion of his 10,000 shares of restricted stock awards if there is a change of control and:

1)	Mr. Carmichael is terminated by the employer within one year thereafter;

2)
Mr. Carmichael resigns within one year thereafter and Mr. Carmichael can demonstrate good reason. Good reason is defined as (i) a reduction in Mr. Carmichael’s then-current salary and benefits that is beyond the reduction incurred by other management personnel, (ii) a reduction in Mr. Carmichael’s duties, or (iii) a new employee is retained to perform substantially the same duties performed by Mr. Carmichael.

A change of control is defined as (i) a sale of substantially all of the assets to a third party, (ii) a sale, or acquisition, by merger or otherwise, of a controlling interest of the equity securities or (iii) a change in the composition of the Board of directors by more than 50% without the consent of the then existing Board.

In the event Mr. Carmichael terminates after a change of control and does not show good reason, no severance will be paid, all unvested stock options and any unvested portion of the 10,000 shares of restricted stock as of the termination date will be canceled.

Mr. Carmichael currently receives a base salary of $215,000 per year. Mr. Carmichael is eligible to participate in any executive incentive bonus plan and all other benefit programs that the Bank has adopted. Mr. Carmichael is also entitled to receive other customary benefits such as health insurance for himself and his dependents, dental insurance, sick leave and vacation, membership fees to banking and professional organizations, use of a cell phone and laptop, and reimbursement of reasonable business expenses. In addition, the Bank provides Mr. Carmichael with term life insurance coverage of two times his annual salary. Effective February 2014, Mr. Carmichael also receives a monthly mileage allowance of $500.

In reviewing the 2013 compensation of Mr. Carmichael, the Compensation Committee and Board of Directors undertook the same evaluation set forth above with respect to executive officers. The Compensation Committee believes that Mr. Carmichael’s total compensation is reasonable and competitive.

Compensation of the Executive Vice President, Chief Financial Officer, Chief Operating Officer and Secretary
We had an employment agreement with Robert J. Fenton regarding his employment as Executive Vice President, Chief Financial Officer and Secretary of the Company. and Chief Financial Officer and Chief Operating Officer of Solera National Bank. The agreement commenced on September 10, 2010. Under the terms of the agreement, Mr. Fenton received a base salary of $165,000 per year, subject to a reasonable increase determined by the Compensation Committee. During 2013, Mr. Fenton’s base salary was $175,000. Mr. Fenton participated in our stock incentive plans. Mr. Fenton also received other customary benefits such as health insurance for himself and his dependents, dental insurance, sick leave and vacation, membership fees to banking and professional organizations, use of a cell phone and laptop, and reimbursement of reasonable business expenses. In addition, the Bank provided Mr. Fenton with term life insurance coverage of two times his annual salary.

Effective March 21, 2014, the Bank terminated the agreement for no reason.  As such, Mr. Fenton is entitled to receive a severance payment in an amount of $87,500 in accordance with the Separation Agreement executed between the Company and Mr. Fenton.

In reviewing the 2013 compensation of Mr. Fenton, the Compensation Committee and Board of Directors undertook the same evaluation set forth above with respect to executive officers. The Compensation Committee believes that Mr. Fenton’s total compensation was reasonable and competitive.

Compensation of Senior Vice President, Chief Credit Officer
Mr. Seaton is an at-will employee with a base annual salary of $105,000. We do not have an employment agreement with Mr. Seaton. Mr. Seaton is eligible to participate in an incentive bonus plan based on personal performance, overall Company performance and other performance measurements deemed appropriate by the President and Chief Executive Officer.

Mr. Seaton also receives other customary benefits such as health insurance for himself and his dependents, dental insurance, sick leave and vacation, membership fees to banking and professional organizations, use of a cell phone and laptop, and reimbursement of reasonable business expenses. In addition, the Bank provides Mr. Seaton with term life insurance coverage equal to his annual salary. In reviewing the 2013 compensation of Mr. Seaton, the Compensation Committee and Board of Directors undertook the same evaluation set forth above with respect to executive officers. The Compensation Committee believes that Mr. Seaton’s total compensation is reasonable and competitive.

Executive Compensation Deductibility
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company’s chief executive officer or any of the four other most highly compensated officers. Section 162(m) specifically exempts certain performance-based compensation from the deduction limit. The Board of Directors and Compensation Committee generally intend to limit non-performance based compensation and grant awards, consistent with terms of Section 162(m) so that the awards will not be subject to the $1,000,000 deductibility limit.

Summary Compensation
The following table summarizes all compensation that was earned by, or paid or awarded to, the named executive officers during each of the last two fiscal years or such shorter period that they were a named executive officer. Pursuant to SEC rules, the named executive officers are our Chief Executive Officer and our two other most highly compensated executive officers serving as such as of December 31, 2013, determined based on the individual’s total compensation. The table does not include certain fringe benefits made available on a nondiscriminatory basis to all of our employees, such as group health insurance, dental insurance, professional memberships and dues, vacation and sick leave. In addition, we may make available certain personal benefits to our executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The aggregate value of such personal benefits in the case of each executive officer listed in the table below, which cannot be precisely ascertained but which is less than $10,000 for each such executive officer, is not included.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John P. Carmichael (3) President and Chief Executive Officer	2013	53,750	10,000	71,500	56,400	—	1,993 (4)	193,643
Former Named Executive Officers:								—
Douglas Crichfield (5) Former President and Chief Executive Officer	2013	115,385	—	—	19,625	—	210,803 (6)	345,813
	2012	180,000	40,000	—	31,750	—	20,482 (7)	272,232
Robert J. Fenton (8) Former EVP, Chief Financial Officer, Chief Operating Officer	2013	175,000	—	—	—	—	5,813 (9)	180,813
	2012	167,500	20,000	—	12,600	—	6,049 (10)	206,149
Kathleen A. Stout (11) Former EVP, President Residential Mortgage Division	2013	182,307	—	—	—	29,541	104,364 (12)	316,212
	2012	13,846	—	120,000	—	—	—	133,846
Ray L. Nash (13) Former Interim President and Chief Executive Officer	2013	30,769	—	—	6,450	—	16,134 (14)	53,353

(1)
The amounts reported in this column for each officer represent the aggregate grant-date fair value computed in accordance with Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation. The fair value of each restricted stock award is based on the price of the Company’s stock on the date of grant. See additional discussion in Note 13 of the Notes to Consolidated Financial Statements in the Company’s 2013 Form 10-K.

(2)
The amounts reported in this column for each officer represent the aggregate grant-date fair value computed in accordance with Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation. The fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton valuation model. These are not amounts paid to or realized by the officer. Assumptions used in calculation of these compensation costs are included in Note 13 of the Notes to Consolidated Financial Statements in the 2013 Form 10-K.

(3)	Mr. Carmichael was named the Company and the Bank's President and Chief Executive Officer on September 30, 2013.

(4)	Includes $1,913 employer contributions to Mr. Carmichael's 401K plan and $80 for life insurance premiums.

(5)
Mr. Crichfield retired on July 26, 2013. In conjunction with his separation from the Company, all stock options scheduled to vest on or before January 26, 2014 were deemed vested and all remaining unvested stock options (28,229 options in total) were forfeited and canceled. Additionally, the exercise period for all vested stock options was extended until December 31, 2014.

(6)
Includes $200,000 in severance associated with Mr. Crichfield's retirement; $9,000 paid as housing reimbursement; $1,554 paid towards medical insurance premiums for non-employer sponsored plan and $249 for life insurance premiums.

(7)
Includes $9,600 paid as housing reimbursement; $6,000 paid as mileage reimbursement for commute from home to office; $4,356 paid towards medical insurance premiums for non-employer sponsored plan and $526 for life insurance premiums.

(8)	Mr. Fenton separated from the Company effective March 21, 2014.

(9)	Includes $5,250 of employer contributions to Mr. Fenton’s 401K plan and $563 for life insurance premiums.

(10)	Includes $5,565 of employer contributions to Mr. Fenton’s 401K plan and $484 for life insurance premiums.

(11)
Ms. Stout was Executive Vice President of the Bank and President of the Bank’s Residential Mortgage Division from November 30, 2012 to December 13, 2013. In conjunction with her separation from the Company, 25,000 shares of Ms. Stout's restricted stock award granted in 2012 vested. Of that, 9,547 shares were used to settle the income tax liability. The 25,000 performance-based restricted stock awards were forfeited.

(12)
Includes $90,000 in severance costs; $7,707 for continued medical, dental and vision coverage for Ms. Stout and her family associated with her separation from the Company; $6,078 of employer contributions to Ms. Stout's 401K plan and $579 for life insurance premiums.

(13)
Mr. Nash was interim President and CEO from July 26, 2013 to September 29, 3013. The stock option grant was compensation associated with his capacity as Board member and Chairman of the Audit Committee.

(14)
Includes $16,100 of fees paid to Mr. Nash in his capacity as Board member during 2013. No board fees were paid to Mr. Nash during the time period he was serving as Interim President and CEO. Also includes $34 for life insurance premiums.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information on outstanding option awards held by the named executive officers at December 31, 2013, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option.

Outstanding Equity Awards at December 31, 2013
Option Awards

			Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Name	Date Granted	Plan
John P. Carmichael	9/30/2013	2012	—		30,000	(1)	7.15	9/30/2023
Former Named Executive Officers:
Douglas Crichfield	9/10/2007	2007	5,000	(2)	—		10.00	12/31/2014 (3)
	8/7/2009	2007	40,000		—		6.40	12/31/2014 (3)
	1/17/2012	2007	7,500		—		3.35	12/31/2014 (3)
	12/21/2012	2012	6,771		—		5.50	12/31/2014 (3)
Robert J. Fenton (4)	9/10/2007	2007	63,359		—		10.00	9/10/2017
	12/31/2007	2007	8,143		—		10.00	12/31/2017
	2/12/2009	2007	8,000		—		7.10	2/12/2019
	8/13/2010	2007	8,333		1,667	(5)	4.47	8/13/2020
	1/14/2011	2007	7,292		2,708	(5)	3.00	1/14/2021
	1/13/2012	2007	4,792		5,208	(5)	3.35	1/13/2022
	1/2/2013	2012	2,292		7,708	(5)	5.36	1/2/2023

(1)
The stock options vest over five years as follows: 6,000 on September 30, 2014 and the remaining 24,000 vest ratably each month thereafter beginning October 31, 2014, subject to Mr. Carmichael's continued employment.

(2)	Issued in connection with his role as director of the Company.

(3)	Expiration date extended in conjunction with Mr. Crichfield's separation agreement.

(4)	As of March 21, 2014, the expiration date for all of Mr. Fenton's awards is June 19, 2014 — 90 days after Mr. Fenton's separation date from the Company.

(5)	In accordance with the terms of the stock option agreement, the unvested options became fully vested upon Mr. Fenton's termination for no reason, which was effective March 21, 2014.

Outstanding Equity Awards at December 31, 2013
Stock Awards

Name	Date Granted	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)

John P. Carmichael	9/30/2013	10,000	(1)	7.15	—	—

(1)
Vests over five years as follows: 2,000 shares vest on September 30, 2014 and the remaining 8,000 shares vest ratably each month thereafter beginning October 31, 2014, subject to the continued employment of Mr. Carmichael.

Securities Authorized for Issuance under Equity Compensation Plans
The following table presents securities authorized for issuance under equity compensation plans at December 31, 2013.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	610,177	$6.70	124,338
Equity compensation plans not approved by security holders	—	—	—
Total	610,177	$6.70	124,338

DIRECTOR COMPENSATION

Meetings of our Board of Directors are held regularly, but no less frequently than quarterly. We currently pay directors for their attendance at Board and committee meetings as follows:

	Chairman	Directors
Board Meetings	$800	$400
Committee Meetings	$400	$200

Board meeting fees are only paid for in-person attendance. Committee meeting fees are paid for attending telephonically or in-person. Directors are also reimbursed for their out-of-pocket expenses incurred in connection with the performance of Board duties and are eligible to be granted option awards under our 2007 Stock Incentive Plan and our 2012 Long-Term Incentive Plan.

The following table sets forth information regarding compensation earned or awarded to each non-employee director who served on our Board of Directors in 2013.

Summary Compensation Table - Directors

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Non qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Norma R. Akers	17,600	—	3,870	—	—	—	21,470
Rob L. Alvarado	4,200	—	3,870	—	—	—	8,070
Maria G. Arias	8,400	—	6,450	—	—	—	14,850
Ron Eller	12,100	—	3,870	—	—	—	15,970
Robert M. Gallegos	5,400	—	3,870	—	—	—	9,270
Ronald E. Montoya	12,200	—	12,900	—	—	—	25,100
Ray L. Nash	16,100	—	6,450	—	—	—	22,550
David N. Roberts	16,900	—	3,870	—	—	—	20,770
Basil Sabbah	6,200	—	3,870	—	—	—	10,070
F. Stanley Sena	8,600	—	6,450	—	—	—	15,050
Larry D. Trujillo	9,400	—	3,870	—	—	—	13,270
Kent C. Veio	8,800	—	6,450	—	—	—	15,250

(1)	Neither John P. Carmichael, Chief Executive Officer and President, nor Douglas Crichfield, former Chief

Executive Officer and President, are included in this table as they did not receive compensation for their services as directors during 2013.

(2)	Includes fees paid for attendance at board of director and committee meetings for both Solera National Bank and the Company.

(3)
As of December 31, 2013, each non-employee director had the following number of option awards outstanding: Ms. Akers - 16,000 options; Mr. Alvarado - 14,000 options; Ms. Arias - 18,000 options; Mr. Eller - 6,000 options; Mr. Gallegos - 14,000 options; Mr. Montoya - 32,000 options; Mr. Nash - 20,000 options; Mr. Roberts - 6,000 options; Mr. Sabbah - 21,000 options; Mr. Sena - 18,000 options; Mr. Trujillo - 9,000 options; and Mr. Veio - 20,000 options. Additional information concerning the security ownership of our directors is set forth in this proxy statement under “Security Ownership of Certain Beneficial Owners and Management.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General
Under Section 402 of the Sarbanes-Oxley Act of 2002, it is unlawful for any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer. This prohibition does not apply to loans that were made on or prior to July 30, 2002, or certain types of loans described in Section 402 that are (i) made available by the issuer in the ordinary course of the issuer’s consumer credit business; (ii) of a type generally made available by such issuer to the public; and (iii) made by the issuer on market terms, or terms that are no more favorable than those offered by the issuer to the general public.

Section 402 also does not apply to loans by an insured depository institution, such as Solera National Bank, if the loan is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act or the Federal Reserve’s Regulation O. We believe that all related transactions comply with Section 402 of the Sarbanes-Oxley Act or have been made pursuant to a valid exception from Section 402 of the Sarbanes-Oxley Act.

Certain of our officers, directors and principal shareholders and their affiliates have had transactions with Solera National Bank, including borrowings and deposits with the Bank. Our management believes that all such loans and deposits have been and will continue to be made in the ordinary course of business of Solera National Bank on substantially the same terms, including interest rates paid and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and do not involve more than the normal risk of collectibles or present other unfavorable features.

The Company has a written policy in place to identify potential related party transactions, which are reported and reviewed with the Company's Audit Committee. Some related party banking and lending transactions entered into in the ordinary course of business may not be reviewed by the Audit Committee because the Company has other written policies and procedures in place to ensure compliance with applicable bank regulatory requirements. Furthermore, the Company's Conflicts of Interest and Code of Ethics policy addresses potential conflicts of interest and requires that any conflicts be disclosed to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities (the “10% Shareholders”), to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Our officers, directors and 10% Shareholders are required by the Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms so filed.

Based solely on review of copies of such forms received, we believe that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% Shareholders were filed timely.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background
 The Audit Committee has selected McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 and has further directed that management submit the selection of independent accountants for ratification by our shareholders at the annual meeting.

Representatives of McGladrey LLP will be available at the annual meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

Shareholder ratification of the selection of McGladrey LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, we are submitting the selection of McGladrey LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain McGladrey LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it is determined that a change would be in the best interests of our Company and shareholders.

Vote Required
Ratification of the selection of McGladrey LLP requires the affirmative vote of a majority of the shares present and entitled to vote.

Recommendation of the Board of Directors
The Board of Directors recommends a vote “FOR” the ratification of the selection of McGladrey LLP as our independent registered public accounting firm for 2014.

Principal Auditor Fees and Services
The following table shows the fees incurred by us for the audit and other services provided by our auditor, McGladrey LLP, for the fiscal years 2013 and 2012.

	2013	2012
Audit fees	$115,208	$101,500
Audit-related fees	—	3,980
Tax fees	4,200	4,000
All other fees	—	—
Total	$119,408	$109,480

As defined by the Securities and Exchange Commission, (i) “audit fees” are fees for professional services rendered by the company’s principal accountant for the audit of the company’s annual financial statements and review of financial statements included in the company’s Form 10-Q and Form 10-K, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by the company’s principal accountant that are reasonably related to the performance of the audit or review of the company’s financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by the company’s principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by the company’s principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Under applicable Securities and Exchange Commission rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent accountants in order to ensure that they do not impair the accountants’ independence. The Commission’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent accountants.

Consistent with the Commission’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent accountants to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting. All of the fees in the table above were approved pursuant to the Company’s policy.

PROPOSAL THREE:
SHAREHOLDER PROPOSAL TO AMEND THE BYLAWS

On February 21, 2014, the Company received notice from Quagliano regarding his intention to present to the Company’s shareholders the following proposal at the 2014 annual meeting:

“That the Bylaws of the Corporation be and hereby are amended, effective from and after the time of adoption, as follows:

Article III, Section 2 of the Bylaws shall be deleted in its entirety and replaced with the following:

The number of directors of the corporation shall be five (5). The board of directors may increase or decrease the number of directors of the corporation from time to time, but in no event shall the number of directors of the corporation be greater than twenty-five (25) or less than five (5). Whenever the number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of the term and until their successors are chosen and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.”

This proposal is intended to ensure that if elected as directors, Quagliano’s nominees will constitute the entire board of directors. This proposal would facilitate Quagliano’s plan to take control of your Company. Accordingly, the Board of Directors unanimously recommends a vote “AGAINST” this proposal on the enclosed WHITE proxy card.

OTHER MATTERS

To the best knowledge, information and belief of the directors, there are no other matters that are to be acted upon at the annual meeting. If such matters arise, the form of proxy provides that discretionary authority is conferred on the designated persons in the enclosed form of proxy to vote with respect to such matters.

Except for reports of operations and activities by management, which are for informational purposes only and require no action of approval or disapproval, management neither knows of nor contemplates any other business that will be presented for action by the shareholders at the annual meeting. If any further business is properly presented at the annual meeting, the persons named as proxies will act in their discretion on behalf of the shareholders they represent.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals for consideration at our 2015 annual meeting must follow the procedures set forth in Rule 14a-8 under the Exchange Act or our bylaws, as applicable. To be timely under Rule 14a-8, they must be received by our Corporate Secretary at Solera National Bancorp, Inc., 319 South Sheridan Blvd., Lakewood, CO 80226 by ________, __ 2015 in order to be included in the proxy statement. Under the Company’s bylaws, as amended, if a shareholder plans to propose an item of business to be considered at any annual meeting of shareholders other than under Rule 14a-8, that shareholder is required to give notice of such proposal to our Corporate Secretary between 90 days prior to the anniversary of the preceding year’s annual meeting, or February 23, 2015 for our 2015 annual meeting, and the close of business 120 days prior to the anniversary of the preceding year’s annual meeting, or January 22, 2015 for our 2015 annual meeting, subject to certain exceptions, and to comply with certain other requirements. The proposals also must comply with all applicable statutes and regulations.

ADDITIONAL INFORMATION

A copy of our 2013 Annual Report on Form 10-K, this proxy statement and a WHITE Proxy card are being mailed to each shareholder of record. Shareholders not receiving a copy of the annual report may obtain one without charge. Requests and inquiries should be addressed to: Solera National Bancorp, Inc., 319 South Sheridan Blvd., Lakewood, Colorado 80226, Attn: John P. Carmichael (303) 937-6422.

Whether you intend to be present at the annual meeting or not, we urge you to vote by the Internet, telephone or by signing and mailing the enclosed WHITE proxy card promptly.

By Order of the Board of Directors,

Catherine J. Eden
Secretary

Lakewood, Colorado
April ___, 2014

APPENDIX A
INFORMATION CONCERNING PARTICIPANTS
IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be “participants” in our solicitation of proxies from our shareholders in connection with our 2014 annual meeting of shareholders.
Directors and Nominees
The principal occupations of our directors and nominees who are considered “participants” in our solicitation are set forth under the section above titled “Proposal One-Election of Directors” of this proxy statement. The name and business addresses, and address of the organization of employment, of our directors and nominees are as follows:

Name	Business Address
Norma R. Akers	Retired, ℅ Solera National Bancorp, Inc., 319 S. Sheridan Blvd, Lakewood, CO 80226
Maria G. Arias	Comcast Corporation,1701 John F. Kennedy Blvd. Philadelphia, PA 19103
John P. Carmichael	℅ Solera National Bancorp, Inc., 319 S. Sheridan Blvd, Lakewood, CO 80226
Ron Eller	Clean Coal Solutions, 5251 DTC Parkway, Suite 825, Greenwood Village, CO 80111
Ronald E. Montoya	Innov8 Solutions USA, 1500 W. 47th Avenue Denver, CO 80211
Ray L. Nash	Nash Family LLC, ℅ Solera National Bancorp, Inc., 319 S. Sheridan Blvd, Lakewood, CO 80226
David N. Roberts	The Newport Board Group, LLC, ℅ Solera National Bancorp, Inc., 319 S. Sheridan Blvd, Lakewood, CO 80226
Basil Sabbah	Sabbro, LLC, ℅ Solera National Bancorp, Inc., 319 S. Sheridan Blvd, Lakewood, CO 80226
F. Stanley Sena	SNAP Staffing Services / Goodwin Personnel, 6025 S. Quebec St., # 135 Centennial, CO 80111
Larry D. Trujillo	Modern Real Estate / LDT Consulting, LLC / CovertaCard, LLC, ℅ Solera National Bancorp, Inc., 319 S Sheridan Blvd, Lakewood, CO 80226
Kent C. Veio	Kline, Alvarado & Veio, P.C., 1775 Sherman Street, Suite 1790, Denver, CO 80203
Officers and Employees
The principal occupations of our executive officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is 319 South Sheridan Boulevard, Lakewood, Colorado 80226.

Name	Principal Occupation
John P. Carmichael	President and Chief Executive Officer
Information Regarding Ownership of Solera National Bancorp, Inc. Securities by Participants
The number of shares of our common stock held by our directors and named executive officers as of March 31, 2014 is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of this proxy statement. Shares of our common stock owned of record by each of our directors, named executive officers and other participants are beneficially owned by such person.
Information Regarding Transactions in Solera National Bancorp, Inc. Securities by Participants
The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold (April 2, 2012 - April 4, 2014)
Name	Date	# of Shares	Transaction Description
Norma R. Akers	8/14/2013	2,500	Acquisition-Stock option exercise
	8/14/2013	(2,500)	Disposition-Open market sale
	8/14/2013	1,000	Acquisition-Stock option exercise
	8/14/2013	(1,000)	Disposition-Open market sale
John P. Carmichael	9/30/2013	10,000	Acquisition-Award of restricted stock
Ronald E. Montoya	8/2/2012	3,800	Acquisition-Open market purchase
	9/6/2012	500	Acquisition-Open market purchase
	12/13/2012	10,000	Acquisition-Open market purchase
	5/9/2013	3,000	Acquisition-Open market purchase
	5/10/2013	1,500	Acquisition-Open market purchase
Kent C. Veio	5/29/2013	5,000	Acquisition-Open market purchase
	8/14/2013	3,500	Acquisition-Open market purchase
Miscellaneous Information Concerning Participants
Other than as set forth in this Appendix A or the proxy statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting. In addition, except as set forth in this Appendix A or the proxy statement, none of the participants listed above is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. To our knowledge, none of the participants has, during the past ten years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).
Other than as set forth in this Appendix A or the proxy statement, neither we nor any of the participants listed above or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years.

PRELIMINARY PROXY MATERIAL, DATED APRIL 4, 2014
SUBJECT TO COMPLETION

SOLERA NATIONAL BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John P. Carmichael and Catherine J. Eden, and each of them, proxies with full power of substitution, to vote all shares of Solera National Bancorp, Inc. (the "Company") held of record by the undersigned on March 31, 2014, the record date with respect to this solicitation, at the annual meeting of shareholders of the Company to be held at Pinehurst Country Club, 6255 West Quincy Avenue, Denver, CO 80235, beginning at 10:00 a.m., local time on May 22, 2014, and at any adjournments or postponements thereof, upon all matters properly coming before the annual meeting.

You are encouraged to specify your choices by marking the appropriate boxes (see reverse side) but you need not mark any boxes if you wish to vote in accordance with our Board of Directors' recommendations. If you do not mark any boxes, your shares will be voted FOR the Board's II nominees identified herein, FOR the ratification of the Company's Independent Registered Public Accounting Firm, AGAINST the shareholder proposal to amend the bylaws; and in the discretion of the proxy holders on any other matters that may properly come before the meeting or any adjournment or postponement of the meeting. The proxies named above cannot vote your shares unless you sign and return this card.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Important Notice Regarding the Availability of Proxy Materials for the annual meeting of shareholders to be held May 22, 2014.
Our proxy statement and our 2013 Annual Report are available at:
http://www.viewproxy.com/solerabank/2014

The Board of Directors recommends you vote "FOR" the nominees identified below and Proposal 2 and "AGAINST" Proposal 3.

Please mark your votes like this ☒

Proposal 1 Election of Directors.

01 Norma R. Akers	05 Ronald E. Montoya	09 F. Stanley Sena
02 Maria G. Arias	06 Ray L. Nash	10 Larry D. Trujillo
03 John P. Carmichael	07 David N. Roberts	11 Kent C. Veio
04 Ron Eller	08 Basil Sabbah	

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)

(Instructions: To withhold authority to vote for any indicated nominee, mark "FOR ALL EXCEPT" and write the number(s) of the nominee(s) in the box provided to the right.)

Proposal 2 Ratification of Independent Registered Public Accounting Firm

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

Date ______________________________, 2014

____
(Print Name of Shareholder and/or Joint Tenant)

____
(Signature of Shareholder)

____
(Second Signature if held jointly)

IMPORTANT: Please sign exactly as your name or name(s) appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____

____

____

CONTROL NUMBER

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▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.